      P07000005482
FILED
July 1, 2009
Sec. Of State

Amendment of Amendment
To
Articles of Incorporation
Of

MURALS BY MAURICE, INC.

P07000005482

A.	If amending name, enter the new name of the corporation:

Décor Products International, Inc.

B.	Enter new principal office address, if applicable: N/A

C.	Enter new mailing address, if applicable: N/A

D.	If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:N/A

New Registered Agent’s Signature, if changed Registered Agent:N/A

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

N/A

E.	If amending or adding additional Articles, enter change(s) here:

N/A

F.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

N/A

The date of each amendment(s) adoption:        June 16, 2009

Effective date if applicable:                               July 20, 2009

Adoption of Amendment(s)                              (Check One)

[X ] The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

[ ] The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendments(s).

“The number of votes cast for the amendment(s) was/were sufficient for approval

By _______________”

[ ] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

[ ] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Date June 30, 2009

Signature /s/ Maurice Katz
President and Majority Shareholder